As filed with the  Securities  and  Exchange  Commission  on  January  26,  1998

                                                 Registration Number 333--------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                            ORION CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                               95-6069054
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)            Identification Number)

           600 Fifth Avenue
          New York, New York                          10020-2302
    (Address of Principal Executive                   (Zip Code)
               Offices)

                  WM. H. MCGEE & CO., INC. PROFIT SHARING PLAN
                              (Full Title of Plan)

                               Michael P. Maloney, Esq.
                 Senior Vice President, General Counsel and Secretary
                            Orion Capital Corporation
                                9 Farm Springs Road
                          Farmington, Connecticut 06032
                                 (860) 674-6600
                     (Name and address of agent for service)


                                 --------------

                                   Copies to:
                              John J. McCann, Esq.
                         Donovan Leisure Newton & Irvine
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 632-3000

                                 --------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

     TITLE                        PROPOSED       PROPOSED
      OF                          MAXIMUM        MAXIMUM           AMOUNT
   SECURITIES       AMOUNT TO     OFFERING       AGGREGATE           OF
     TO BE             BE         PRICE PER      OFFERING       REGISTRATION
  REGISTERED (1)    REGISTERED    UNIT (2)       PRICE (2)           FEE
-----------------------------------------------------------------------------
Common Stock,
 par value $1.00
 per share           100,000      $44.594        $4,459,000      $1,315.52
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of January 22, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Wm. H. McGee & Co., Inc. Profit Sharing Plan (the "McGee Savings Plan"). These documents and the documents incorporated by reference in the Registration Statement pursuant to
Item  3 of  Part  II  hereof,  taken  together,  constitute  the  Section  10(a)
Prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Orion Capital Corporation ("Orion") (File No. 1-7801) are incorporated herein by reference and made a part hereof:

         (a) Orion's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) Orion's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997; and

         (c) the description of the Common Stock of Orion and its preferred stock purchase rights associated with the Common Stock, contained in its Registration Statement filed pursuant to
                  Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendment or report filed for the purpose of updating that description.

                  All documents filed by Orion or the McGee Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                  The consolidated financial statements and the related financial statement schedules incorporated in this Registration Statement by reference from Orion's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Orion is a Delaware corporation. Wm. H. McGee & Co., Inc. ("McGee") is a New York corporation and may be deemed to be a controlling person of the McGee Savings Plan. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Orion of its officers and directors and to Sections 721 through 726 of the New York Business Corporation Law as to indemnification by McGee of its officers and directors. The general effect of such laws is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Article IX of Orion's By-laws requires indemnification of Orion's directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law") and provides for the advancement of defense expenses provided the director or officer agrees to repay the advance if it is ultimately determined that he is not entitled to indemnification. Article IX also provides that the indemnification provided by the By-laws is not exclusive. Section 145(a) of Delaware Law provides in general that a corporation may indemnify anyone who is or may be a party to a legal proceeding by reason of his service as a director or officer against expenses, adjustments, fines and settlement payments actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, as to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(b) of Delaware Law provides similarly where the proceeding is by or in the right of the corporation to procure a judgment in its favor. Section 145(g) of Delaware Law allows a corporation to maintain insurance on behalf of any officer or director against any liability incurred by him in such capacity, whether or not the corporation would have the power to indemnify him against such liability under Delaware Law. Registrant maintains such directors and officers liability insurance coverage.

                  Each of Orion's directors has entered into an indemnity agreement with Orion which (i) confirms the indemnity set forth in the By-laws and gives assurances that such indemnity will continue to be provided despite any By-law changes and (ii) provides, subject to certain conditions, that the director shall be indemnified to the fullest extent permitted by law against all expenses, judgments, fines and settlement amounts incurred or paid by him in any proceeding.

                  As permitted by Section 102(b)(7) of Delaware Law, Article VII of Orion's Restated Certificate of Incorporation eliminates personal liability of any director to Orion and its stockholders for breach of the director's fiduciary duty of care, except where the director has breached his duty of loyalty, acted in bad faith, engaged in intentional or knowing misconduct, negligently or willfully declared an improper dividend or effected an unlawful stock repurchase or redemption, or obtained any improper personal benefit.

                  Article V of McGee's By-laws requires indemnification of McGee's directors and officers as permitted by Sections 721 through 725 of the Business Corporation Law of New York ("New York Law") and provides for the advancement of defense expenses provided the director or officer agrees to repay the advance if it is ultimately determined that he is not entitled to indemnification. The McGee By-laws also provide that the indemnification provisions are not exclusive and that other rights to indemnification may be granted through shareholder resolutions, director resolutions and indemnification agreements between McGee and its officers and directors. Section 726 of New York Law allows a corporation to maintain insurance on behalf of any officer or director against any liability incurred by him in such capacity, whether or not the corporation would have the power to indemnify him against such liability under New York Law. Registrant maintains such director's and officer's liability insurance coverage.

                  Paragraph 6 of McGee's Restated Certificate of Incorporation eliminates personal liability of any director to McGee and its stockholders for any breach of duty by the director, except where, in a judgment or other final adjudication adverse to the director, the director's acts or omissions were determined to be in bad faith, involve intentional misconduct or a knowing violation of law or in which it was determined that the director gained, in fact, a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated New York Law Section 719.

                  The Wm. H. McGee & Co., Inc. Profit Sharing Trust (the "Trust Agreement") provides that McGee shall indemnify and save harmless from and against all liability to which the trustee, Fidelity Management Trust Company, a Massachusetts corporation, may be subjected by reason of any act or conduct in its capacity as trustee, including all expenses reasonably incurred in its defense, except for losses or expenses resulting from the negligence or willful misconduct of the Trustee or its affiliates.

ITEM 8.  EXHIBITS.

                  The documents listed hereunder are filed as exhibits hereto.


EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------

     4.1 Wm. H. McGee & Co., Inc. Profit Sharing Plan as amended effective January 1, 1997

     4.2 Wm. H. McGee & Co., Inc. Profit Sharing Trust as amended effective January 1, 1997

     23         Consent of Deloitte & Touche LLP dated January 23, 1998


                  Orion will cause the McGee Savings Plan, as amended to date, to be submitted to the Internal Revenue Service ("IRS") in a timely manner and will cause to be made all changes required by the IRS in order to qualify such plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii)  to  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of January, 1998.

                                        ORION CAPITAL CORPORATION


                                        By:/s/ W. Marston Becker
                                           --------------------------
                                           W. Marston Becker
                                           Chairman and
                                           Director



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Michael P. Maloney as attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf, individually and in each capacity stated below, all amendments to this Registration Statement.


Date:  January 23, 1998               By:/s/ W. Marston Becker
                                           --------------------------
                                           W. Marston Becker
                                           Chairman and Director
                                           (Principal Executive Officer)

Date:  January 23, 1998               By:/s/ Daniel L. Barry
                                           --------------------------
                                           Daniel L. Barry
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and
                                           Accounting Officer)

Date:  January 23, 1998               By:/s/ Bertram J. Cohn
                                           --------------------------
                                           Bertram J. Cohn
                                           Director

Date:  January 23, 1998               By:/s/ Gordon F. Cheesbrough
                                           --------------------------
                                           Gordon F. Cheesbrough
                                           Director

Date:  January 23, 1998               By:/s/ John C. Coleman
                                           --------------------------
                                           John C. Coleman
                                           Director

Date:  January 23, 1998               By:/s/ Victoria R. Fash
                                           --------------------------
                                           Victoria R. Fash
                                           Director

Date:  January 23, 1998               By:/s/ Robert H. Jeffrey
                                           --------------------------
                                           Robert H. Jeffrey
                                           Director

Date:  January 23, 1998               By:/s/ Warren R. Lyons
                                           --------------------------
                                           Warren R. Lyons
                                           Director

Date:  January 23, 1998               By:/s/ James K. McWilliams
                                           --------------------------
                                           James K. McWilliams
                                           Director

Date:  January 23, 1998               By:/s/ Ronald W. Moore
                                           --------------------------
                                           Ronald W. Moore
                                           Director

Date:  January 23, 1998               By:/s/ Robert B. Sanborn
                                           --------------------------
                                           Robert B. Sanborn
                                           Director

Date:  January 23, 1998               By:/s/ William J. Shepherd
                                           --------------------------
                                           William J. Shepherd
                                           Director

Date:  January 23, 1998               By:/s/ John R. Thorne
                                           --------------------------
                                           John R. Thorne
                                           Director

Date:  January 23, 1998               By:/s/ Roger B. Ware
                                           --------------------------
                                           Roger B. Ware
                                           Director

Date:  January 23, 1998               By:
                                           --------------------------
                                           William Weaver
                                           Director

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of or other persons who administer the McGee Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 23rd day of January, 1998.


                                        WM. H. MCGEE & CO, INC.
                                        PROFIT SHARING PLAN


                                        By:/s/ Michael Miller
                                           --------------------------
                                           Michael Miller
                                           Chairman of the Employee
                                           Benefits Committee of
                                           Wm. H. McGee & Co., Inc.

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------

     4.1 Wm. H. McGee & Co., Inc. Profit Sharing Plan as amended effective January 1, 1997

     4.2 Wm. H. McGee & Co., Inc. Profit Sharing Trust as amended effective January 1, 1997

     23         Consent of Deloitte & Touche LLP dated January 23, 1998